Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-138749) and Form S-8 (No. 333-120320, 333-151801, 333-157112 and 333-163117) of Tower Group, Inc. of our report dated March 6, 2009 relating to the financial statements of Specialty Underwriters’ Alliance, Inc, which appears in this Current Report on Form 8-K/A of Tower Group, Inc. dated January 22, 2010.
/s/ PricewaterhouseCoopers LLP
Chicago, IL
January 22, 2010

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